EXHIBIT 10.1

                                  ISO AGREEMENT


     THIS AGREEMENT is entered into as of the Grant Date (as defined in paragraph 1) by and between the Participant and Microtek Medical Holdings, Inc. (the "Company");


                                WITNESSETH THAT:

     WHEREAS, the Company maintains the 1999 Long-Term Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the "Committee") to receive an Incentive Stock Option Award under the Plan;

     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

     1. TERMS OF AWARD. The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

     (a)  The "Participant" is ___________.

     (b)  The "Grant Date" is ___________.

     (c)  The number of "Covered Shares" shall be ___________ shares of Stock.

     (d)  The "Exercise Price" is $___________ per share.

Other terms used in this Agreement are defined pursuant to paragraph 8 or elsewhere in this Agreement.

     2. AWARD AND EXERCISE PRICE. This Agreement specifies the terms of the option (the "Option") granted to the Participant to purchase the number of Covered Shares of Stock at the Exercise Price per share as set forth in paragraph 1. The Option is intended to constitute an "incentive stock option" as that term is used in Code Section 422. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year under all plans of the Company and its affiliates exceeds $100,000, the options or portions thereof which exceed such limit (according to the reverse order in which they were granted) shall be treated as nonstatutory stock options. It should be understood that there is no assurance that this Option will, in fact, be treated as an incentive stock option.

     3. DATE OF EXERCISE. Subject to the limitations of this Agreement, the Option shall be exercisable on a cumulative basis according to the following schedule, with respect to each installment shown in the schedule on and after the "Vesting Date" (defined as set forth below) applicable to such installment:

------------------------------------------------------------ ---------------------------------------------------------
                                                                                   VESTING DATE
                                                                                  APPLICABLE TO
                        INSTALLMENT                                                INSTALLMENT
------------------------------------------------------------ ---------------------------------------------------------


------------------------------------------------------------ ---------------------------------------------------------


------------------------------------------------------------ ---------------------------------------------------------


------------------------------------------------------------ ---------------------------------------------------------


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


An installment shall not become exercisable on the otherwise applicable Vesting Date if the Participant's Date of Termination (as defined in the Plan) occurs on or before such Vesting Date. Notwithstanding the foregoing provisions of this paragraph 3, the Option shall become exercisable with respect to all of the Covered Shares (to the extent it is not then otherwise exercisable) upon a Change of Control (as defined in the Plan), except that it shall not become exercisable (a) if the exercisability of this Option would result in an "excess parachute payment" within the meaning of Section 280G of the Code as determined by the Committee based on information available to it at said time, (b) if following such Change of Control this Option shall remain in effect in accordance with its terms (subject to such adjustments as may be made in accordance with Section 4.2(c) of the Plan), or (c) if the Company exercises its rights under the following sentence. The Company shall have the right, exercisable in the sole discretion of the Company by notice to Participant upon or in anticipation of any merger of the Company with or into another corporation or exchange of outstanding capital stock of the Company for capital stock of another corporation, to require Participant to purchase, within ten days from the date of such notice, all or any portion of the remaining Shares which are subject to this Option and which the Participant shall not have previously purchased in accordance with this Option to the extent Participant shall desire to do so in the manner otherwise provided in this Option, and this Option shall terminate as to any shares not so purchased as of the date which is ten days after the date of such notice from the Company to Participant.

     4. EXPIRATION. The Option shall not be exercisable after the Company's close of business on the Expiration Date (or, if the Expiration Date is not a date in which the Company is open for business, the next regular business day of the Company). The "Expiration Date" shall be earliest to occur of:

     (a) the ___________-year anniversary of the Grant Date;

     (b) if the Participant's Date of Termination occurs by reason of death, Disability, Early Retirement or Retirement, the ___________-month anniversary of such Date of Termination;

     (c) if Participant's Date of Termination occurs for Cause, then the Date of Termination; or

     (d) if the Participant's Date of Termination occurs for reasons other than Cause, death, Disability, Early Retirement or Retirement, the ___________-month anniversary of such Date of Termination.

In the event Participant's Date of Termination occurs for Cause, then the Company shall have the right, exercisable at the election of the Company by written notice to Participant given within thirty days following the Date of Termination, to purchase all of the Covered Shares previously purchased by Participant for a purchase price equal to the Exercise Price.



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

     5. METHOD OF OPTION EXERCISE. Subject to this Agreement and the Plan, the Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company or his designee at its corporate headquarters prior to the Company's close of business on the Expiration Date. Such notice shall specify the number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant's election. Payment shall be by cash or by check payable to the Company. Except as otherwise provided by the Committee, (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Stock owned by the Participant and acceptable to the Committee having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules or regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company. Any certificate representing shares of Stock issued upon exercise of this Option shall contain such legends as the Company shall in its discretion require.

     6. WITHHOLDING. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan.

     7. TRANSFERABILITY. Except as otherwise provided in this paragraph 7, the Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant's life, may be exercised only by the Participant. However, the Participant, with the approval of the Committee (which shall be in the Committee's sole discretion), may transfer the Option for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant's Immediate Family or to a partnership or limited liability company for one or more members of the Participant's Immediate Family), subject to such limits as the Committee may establish, and the transferees shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Option. The term "Immediate Family" shall mean the Participant's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant).

     8. DEFINITIONS. For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

     (a) Disability. The Participant shall be considered to have a "Disability" during the period in which the Participant is unable, by reason of a medically determinable physical or mental impairment, to engage in his customary employment with the Company or a Related Company for a duration of not less than 120 days, all as determined in the sole discretion of the Committee.

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

     (b) Cause. "Cause" shall mean (i) the Board of Directors shall have determined, in good faith, that Participant misappropriated, stole or embezzled assets of the Company, or (ii) Participant shall have been convicted of a felony or a crime involving moral turpitude.

     (c) Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

     9. HEIRS AND SUCCESSORS. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary's exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated
Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

     10. ADMINISTRATION. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

     11. PLAN GOVERNS. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

     12. NOT AN EMPLOYMENT CONTRACT. The Option will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Related Company, nor will it interfere in any way with any right the Company or any Related Company would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

     13. NOTICES. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, at the Company's principal executive office.

     14. FRACTIONAL SHARES. In lieu of issuing a fraction of a share upon any exercise of the Option resulting from an adjustment of the Option pursuant to paragraph 4.2(c) of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.

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

     15. NO RIGHTS AS SHAREHOLDER. The Participant shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

     16. AMENDMENT. This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person.

     IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

                                        PARTICIPANT

                                        ________________________________________



                                        MICROTEK MEDICAL HOLDINGS, INC.


                                        By: ____________________________________
                                        Its: ___________________________________


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